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                                  Exhibit 99.2


                                                                  April 22, 1999


Mr. J. Gary Russ
Chairman of the Board of Directors
American Bancshares, Inc.
4702 Cortez Road West
Bradenton, FL  34210

Re: Resignation

Dear Gary:

         I hereby resign my employment with American Bank, ABI, Freedom Finance Company and ABI Capital Trust, effective April 30, 1999. Additionally, I resign as President and Chief Executive Officer of American Bank, as President of Freedom Finance Company, and as Administrator of ABI Capital Trust, effective April 30, 1999. I also resign from the Board of Directors of ABI, American Bank, and Freedom Finance Company, effective April 30, 1999. These resignations shall permanently sever my work relationship with ABI and its related entitles as of the effective date of my resignation.

         I wish all of you at ABI, American Bank, Freedom Finance Company, and ABI Capital Trust continued success and prosperity.

                                                           Sincerely,

                                                           /s/ Gerald L. Anthony

                                                           Gerald L. Anthony
GLA